Exhibit 99.1

Professional Holding Corp.
proholdco.com

5100 PGA Blvd, #101
Palm Beach Gardens, FL 33418

June 19,2020
(561) 868‐9040

Dear Shareholder:

We hope this memo finds you well, and able to safely ease back into what was considered normal (pre-virus) work, live and play routines. Over the past few months, we have completed the IPO, and successful listing of our common shares on the Nasdaq Global Select Exchange under the ticker “PFHD”, completed the acquisition of Marquis Bank, and now have three investment banks (Stephens Inc., KBW and Hovde) that have initiated research coverage on our common stock.

In an effort to enhance our communication channels with our shareholders, stakeholders and members of our community, we have established an email subscription service that will share news, events, research reports, and SEC filings. This service is free, and we encourage you to sign up at www.proholdco.com. We trust that our email subscription service and www.proholdco.com will become your recognized source and distribution channel for information regarding our stock.

Thank you for your continued support,

The Professional Bank Team

NASDAQ: PFHD